EXHIBIT 10.12

KNOLL, INC.

AMENDMENT AND WAIVER TO

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amendment and Waiver (the “Amendment”) to the Amended and Restated Stockholders Agreement, dated as of November 4, 1999 (the “Agreement”), is dated as of October 1, 2004, by and among Warburg, Pincus Ventures, L.P., a Delaware limited partnership (“Warburg”); and the individuals whose names appear on the signature page hereof (the “Management Investors,” and, together with Warburg, the “Investors”); and is acknowledged, accepted and agreed to by Knoll, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

R E C I T A L S

WHEREAS, the Company has filed a registration statement with the U.S. Securities and Exchange Commission with respect to an Initial Public Offering (the “IPO”); and

WHEREAS, in connection with the IPO, the Investors desire to amend and waive certain terms of the Agreement as set forth herein and in accordance with Section 9(d) of the Agreement; and

WHEREAS, the execution of this Amendment by the Investors is sufficient to effect the amendment and waiver contemplated hereby in accordance with Section 9(d) of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Elimination of Certain Obligations of Management Investors. Sections 1(b) (“Election of Directors”) and 1(c) (“Replacement Directors”) of the Agreement are hereby deleted in their entirety.

2. Waiver of Piggyback Registration Rights. Any and all rights any Holder may have pursuant to Section 6(c) (“Company Registration”) of the Agreement in connection with the IPO are hereby waived, and the Company shall have no obligations under said Section 6(c) in connection with the IPO.

3. Waiver of Tag-Along Rights. Each of the Management Investors hereby waives any and all rights such Management Investor may have pursuant to Section 3 (“Right of Co-Sale”) of the Agreement in connection with the IPO, and Warburg shall have no obligations under said Section 3 in connection with the IPO.

4. Agreement in Full Force and Effect. Except as expressly amended hereby, the Agreement remains in full force and effect.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

6. Section Headings. The headings of the sections and subsections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part thereof.

7. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

8. Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Amendment which shall remain in full force and effect.

9. Counterparts. This Amendment may be executed in one or more counterparts, including the acknowledgement hereof, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver to the Amended and Restated Stockholders Agreement as of the date first above written.

WARBURG, PINCUS VENTURES, L.P.

By:	Warburg, Pincus & Co., General Partner

By:	/s/ Jeffrey Harris
Name: Jeffrey Harris Title: Managing Director

MANAGEMENT INVESTORS:

/s/ Barbara E. Ellixson
Barbara E. Ellixson

/s/ Barry L. McCabe
Barry L. McCabe

/s/ Patrick A. Milberger
Patrick A. Milberger

/s/ Douglas J. Purdom
Douglas J. Purdom

Acknowledged, Accepted and Agreed to:

KNOLL, INC.

By:	/s/ Barry L. McCabe
	Name:	Barry L. McCabe
	Title:	Senior Vice President and Chief Financial Officer